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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-1908
April 5, 2005

Dear Shareholders:

        You are cordially invited to attend our 2005 annual meeting of shareholders on Thursday, May 5, 2005, at 10:00 a.m., Chicago time, at the LaSalle Bank building, 135 South LaSalle Street, Chicago, Illinois, on the 43rd floor. At the meeting, we will report on the plans and accomplishments of Telephone and Data Systems, Inc. ("TDS").

        The formal notice of the meeting, our board of directors' proxy statement and our 2004 annual report are enclosed. At our 2005 annual meeting, shareholders are being asked to take the following actions:

  1.
  elect members of the board of directors; and

  2.
  ratify the selection of independent registered public accountants for the current fiscal year.

        The board of directors recommends a vote "FOR" its nominees for election as directors and for the proposal to ratify accountants.

        Our board of directors and members of our management team will be at the annual meeting to meet with shareholders and discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy card(s), whether or not you plan to attend the meeting or vote on the Internet in accordance with the instructions set forth on the proxy card.

        We look forward to visiting with you at the annual meeting.

Very truly yours,

Walter C.D. Carlson Chairman of the Board	LeRoy T. Carlson, Jr. President and Chief Executive Officer

Please help us avoid the expense of follow-up
proxy mailings to shareholders by
signing and returning the enclosed proxy card(s) promptly or vote on the Internet in accordance
with the instructions set forth on the proxy card.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

TO THE SHAREHOLDERS OF

TELEPHONE AND DATA SYSTEMS, INC.

        The 2005 annual meeting of shareholders of Telephone and Data Systems, Inc., a Delaware corporation, will be held at the LaSalle Bank building, 135 South LaSalle Street, Chicago, Illinois, on the 43rd Floor on Thursday, May 5, 2005, at 10:00 a.m., Chicago time, for the following purposes:

  1.
  To elect members of the board of directors. Your board of directors recommends that you vote FOR the directors nominated.

  2.
  To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ended December 31, 2005. Your board of directors recommends that you vote FOR this proposal.

  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first mailing this notice of annual meeting and proxy statement to you on or about April 5, 2005.

        We have fixed the close of business on March 24, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of TDS, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

SUMMARY

        The following is a summary of the actions being taken at the 2005 annual meeting and does not include all of the information that may be important to you. You should carefully read this entire proxy statement and not rely solely on the following summary.

Proposal 1—Election of Directors

        Under TDS's Restated Certificate of Incorporation, as amended, the terms of all twelve directors will expire at the 2005 annual meeting.

        Holders of Series A Common Shares and the holders of the Preferred Shares, voting as a group, will be entitled to elect eight directors. Your Board of Directors has nominated the following current directors for election by the holders of Series A Common Shares and the holders of the Preferred Shares: James Barr III, LeRoy T. Carlson, LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D., Walter C.D. Carlson, Sandra L. Helton, Donald C. Nebergall and George W. Off.

        Holders of Common Shares will be entitled to elect four directors. Your Board of Directors has nominated the following current directors for election by the holders of Common Shares: Kevin A. Mundt, Mitchell H. Saranow, Martin L. Solomon and Herbert S. Wander.

        The board of directors recommends a vote "FOR" its nominees for election as directors.

Proposal 2—Ratification of Independent Registered Public Accountants for 2005

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accountants for the year ended December 31, 2005.

        The board of directors recommends that you vote "FOR" this proposal.

VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 24, 2005 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares;

  •
  Series A Common Shares; and

  •
  Preferred Shares.

        The Common Shares are listed on the American Stock Exchange under the symbol "TDS."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        No public market exists for the Preferred Shares. The Preferred Shares are divided into series, one of which is convertible into Common Shares. All holders of Preferred Shares vote together with the holders of Common Shares and Series A Common Shares, except in the election of directors. In the election of directors, all outstanding Preferred Shares vote together with the holders of Series A Common Shares.

What is the voting power of the outstanding shares in the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	6,425,099	10	64,250,990
Preferred Shares	38,645	1	38,645

Subtotal			64,289,635	8

Common Shares	51,125,216	1	51,125,216	4

Total Directors				12

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares as of the record date:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	6,425,099	10	64,250,990	55.7%
Common Shares	51,125,216	1	51,125,216	44.3%
Preferred Shares	38,645	1	38,645	* %

			115,414,851	100%

*
Less than .1%

How may shareholders vote with respect to the election of directors in Proposal 1?

        Shareholders may, with respect to directors to be elected by such shareholders:

  •
  vote FOR the election of such director nominees; or

  •
  WITHHOLD authority to vote for such director nominees.

        Our board of directors recommends a vote FOR its nominees for election as directors.

How may shareholders vote with respect to the ratification of independent registered public accountants for 2005 in Proposal 2?

        Shareholders may, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2005:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors recommends a vote FOR this proposal.

How does the TDS Voting Trust intend to vote?

        The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), holds 6,064,150 Series A Common Shares on the record date, representing approximately 94.4% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust has the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and Preferred Shares and has approximately 52.5% of the voting power with respect to matters other than the election of directors.

        The TDS Voting Trust has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holders of Series A Common Shares and Preferred Shares, and

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2005.

        The TDS Voting Trust does not currently own Common Shares and therefore does not have any votes with respect to directors to be elected by the holders of Common Shares.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of four directors and the ratification of independent registered public accountants.

        Proxies are being requested from the holders of Series A Common Shares and Preferred Shares in connection with the election of eight directors and the ratification of independent registered public accountants.

        Whether or not you intend to be present at the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois 60602 or vote on the Internet in accordance with the instructions set forth on the proxy card. If you hold more than one class of our shares, you will find enclosed a separate proxy card for each holding. To assure that all your shares are represented, please vote on the Internet or return the enclosed proxy cards as follows:

  •
  a white proxy card for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS tax-deferred savings plan;

  •
  a green proxy card for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan; and

  •
  a tan proxy card for Preferred Shares.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the accompanying form in time for our 2005 annual meeting of shareholders will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by any shareholder will be voted FOR the election of the board of directors' nominees to serve as directors and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2005.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the annual meeting by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the annual meeting.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or classes is required with respect to a director, the holders of a majority of the votes of the stock of such class or classes issued and outstanding and entitled to vote with respect to such director, present in person or represented by proxy, will constitute a quorum with respect to such election. Withheld votes will be treated as present in person or represented by proxy in connection with such proposal and broker "non-votes" with respect to such proposal will not be treated as present in person or represented by proxy with respect to such proposal. If an authorized representative of the TDS Voting Trust is present in person or represented by proxy at the annual meeting, the TDS Voting Trust will by itself constitute a quorum at the annual meeting in connection with the election of directors by the holders of Series A Common Shares and Preferred Shares.

        With respect to the proposal to ratify accountants, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposal, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with such proposal. Abstentions will be treated as present in person or represented by proxy in connection with such proposals and broker "non-votes" with respect to such proposal will not be treated as present in person or represented by proxy with respect to such proposal. If an authorized representative of the TDS Voting Trust is present in person or represented by proxy at the annual meeting, the TDS Voting Trust will by itself constitute a quorum at the annual meeting in connection with such proposal.

What vote is required to elect directors in Proposal 1?

        The election of each director requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such director at the annual meeting.

        Accordingly, if a quorum exists, each person receiving a plurality of the votes of the shareholders entitled to vote with respect to the election of such director will be elected to serve as a director. Withheld votes and non-votes with respect to the election of such directors will not affect the outcome of the election of such directors.

What vote is required with respect to Proposal 2?

        The holders of Common Shares, Preferred Shares and Series A Common Shares will vote together as a single group with respect to Proposal 2. Each holder of outstanding Common Shares or Preferred Shares is entitled to one vote for each Common Share or Preferred Share held in such holder's name. Each holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name.

        If a quorum is present at the annual meeting, the approval of Proposal 2 will require the affirmative vote of a majority of the voting power of the Common Shares, Preferred Shares and Series A Common Shares voting together as a single group and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Abstentions from voting on such proposal will be treated as a vote against such proposal. Broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote on such proposal and, accordingly, will not affect the determination of whether such proposal is approved.

Special Common Share Proposal

        On February 17, 2005, the TDS Board of Directors (the "TDS Board") unanimously approved a proposal (the "Special Common Share Proposal"), to be submitted to TDS shareholders at a special meeting of shareholders of TDS scheduled for April 11, 2005, to approve an amendment (the "Amendment") to the Restated Certificate of Incorporation of TDS to increase the authorized number of Special Common Shares of TDS from 20,000,000 to 165,000,000.

        On February 17, 2005, the TDS Board also approved a distribution of one Special Common Share in the form of a stock dividend with respect to each outstanding Common Share and Series A Common Share of TDS (the "Distribution"), which is expected to be effective May 13, 2005 to shareholders of record on April 29, 2005, subject to the approval of the Special Common Share Proposal by shareholders, the effectiveness of the Amendment, and certain other conditions.

        Following approval and effectiveness of the Special Common Share Proposal, at some time in the future TDS may possibly offer to issue Special Common Shares in exchange for all of the Common Shares of U.S. Cellular which are not owned by TDS (a "Possible U.S. Cellular Transaction"). TDS currently owns approximately 82% of the shares of common stock of U.S. Cellular. A Possible U.S. Cellular Transaction would cause U.S. Cellular to become a wholly-owned subsidiary of TDS.

        TDS has no set time frame for taking action with respect to a Possible U.S. Cellular Transaction and TDS could choose to take action with respect to a Possible U.S. Cellular Transaction at any time, or not to take action with respect to a Possible U.S. Cellular Transaction, depending on the circumstances at the time.

        Reference is made to the proxy statement of TDS dated March 14, 2005 for additional information relating to the foregoing, which is incorporated by reference herein.

        Because there were no Special Common Shares outstanding on the record date for the 2005 annual meeting on March 24, 2005, there will be no Special Common Shares represented or entitled to vote at the 2005 annual meeting.

        The description of a possible U.S. Cellular transaction is neither an offer to purchase nor a solicitation of an offer to sell any securities. Should TDS at some future date decide to take action relating to a possible U.S. Cellular transaction, TDS will file appropriate documents with the Securities and Exchange Commission with respect thereto. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THOSE DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any such documents will be available at no charge at the Securities and Exchange Commission's web site at www.sec.gov and TDS's web site at www.teldta.com

PROPOSAL 1
ELECTION OF DIRECTORS

        The terms of all directors will expire at the 2005 annual meeting. The board of directors' nominees for election of directors are identified in the tables below. Each of the nominees has expressed an intention to serve if elected except, as discussed below, Mr. Mundt does not expect to complete his full term. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the board of directors.

To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since
Kevin A. Mundt	51	Director of TDS and General Partner and Managing Director, Vestar Capital Partners	1997
Mitchell H. Saranow	59	Director of TDS and Chairman of The Saranow Group	2004
Martin L. Solomon	68	Director of TDS and Private Investor	1997
Herbert S. Wander	70	Director of TDS and Partner, Katten Muchin Zavis Rosenman, Chicago, Illinois	1968

Elected by Holders of Series A Common Shares and Preferred Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since
James Barr III	65	Director of TDS and President and Chief Executive Officer of TDS Telecommunications Corporation	1990
LeRoy T. Carlson	88	Director and Chairman Emeritus of TDS	1968
LeRoy T. Carlson, Jr.	58	Director and President and Chief Executive Officer of TDS	1968
Walter C.D. Carlson	51	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin Brown & Wood LLP, Chicago, Illinois	1981
Letitia G. Carlson, M.D.	44	Director of TDS, Physician and Associate Clinical Professor at George Washington University MedicalCenter	1996
Sandra L. Helton	55	Director and Executive Vice President and Chief Financial Officer of TDS	1998
Donald C. Nebergall	76	Director of TDS and Consultant	1977
George W. Off	58	Director of TDS and Chairman and Chief Executive Officer of Checkpoint Systems, Inc.	1997

Background of Board of Directors' Nominees for Election by Holders of Common Shares

        Kevin A. Mundt.    Kevin A. Mundt is a general partner and managing director of Vestar Capital Partners, a private equity firm. From 1997 to 2004, he was vice president and director of Mercer Oliver Wyman, f/k/a Mercer Management Consulting, a management consulting firm. Prior to that time, he was a co-founder, and had been a director since 1984, of Corporate Decisions, Inc., a strategy consulting firm, which merged with Mercer Management Consulting in 1997.

        Mr. Mundt was nominated by the TDS Board on February 18, 2005 for election as a director at the 2005 annual meeting. Mr. Mundt recently advised TDS that he will stand for election at the 2005 annual meeting, but due to other business commitments, plans to resign from the TDS Board after a search for a qualified successor is completed. TDS has commenced a search for a qualified candidate.

        Mitchell H. Saranow.    Mitchell H. Saranow has been the chairman of The Saranow Group, L.L.C., a private investment firm that he founded in 1984, for more than five years. Currently, Mr. Saranow is the chairman and principal investor in LENTEQ, L.P., an early stage equipment manufacturer. Previously, he served as chairman of the board and co-chief executive officer of Navigant Consulting, Inc. from November 1999 to May 2000. Prior to this, Mr. Saranow was chairman and managing general partner of Fluid Management, L.P., a machinery manufacturer, for more than five years. Mr. Saranow is currently on the board of directors of Lawson Products, Inc. and is completing his term on the board of directors of North American Scientific Inc.

        Martin L. Solomon.    Martin L. Solomon has been a private investor since 1990. From June 1997 until February 2001, he was chairman of the board of American Country Holdings, Inc., an insurance holding company. He served as a director until April 2002, at which time the company was acquired by Kingsway Financial Services, Inc. Mr. Solomon is currently a director of Hexcel Corporation, a manufacturer of composite materials.

        Herbert S. Wander.    Herbert S. Wander has been a partner of Katten Muchin Zavis Rosenman for more than five years. Katten Muchin Zavis Rosenman does not provide legal services to TDS or its subsidiaries.

        The board of directors recommends a vote "FOR" each of the above nominees for election by the holders of Common Shares.

Background of Board of Directors' Nominees for Election by Holders of Series A Common Shares and Preferred Shares

        James Barr, III.    James Barr, III has been President and Chief Executive Officer and a director of TDS Telecommunications Corporation ("TDS Telecom"), a wholly-owned subsidiary of TDS which operates local telephone companies, for more than five years.

        LeRoy T. Carlson.    LeRoy T. Carlson was elected Chairman Emeritus of TDS in February 2002. Prior to that time, he was Chairman of TDS for more than five years. He is a Director of United States Cellular Corporation (American Stock Exchange listing symbol: USM), a subsidiary of TDS which operates and invests in wireless telephone companies and properties ("U.S. Cellular"). Mr. Carlson is the father of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr., has been TDS's President and Chief Executive Officer for more than five years. Mr. LeRoy T. Carlson, Jr. is also Chairman and a Director of U.S. Cellular and TDS Telecom. He is the son of Mr. LeRoy T. Carlson and the brother of Mr. Walter C.D. Carlson and Letitia G. Carlson, M.D.

        Walter C.D. Carlson.    Walter C.D. Carlson was elected non-executive Chairman of the Board of the board of directors of TDS in February 2002. He has been a partner of Sidley Austin Brown & Wood LLP for more than five years and is a member of its executive committee. He is a director of U.S. Cellular. Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr. and Letitia G. Carlson, M.D. The law firm of Sidley Austin Brown & Wood LLP provides legal services to TDS and its subsidiaries on a regular basis. Mr. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries.

        Letitia G. Carlson, M.D..    Letitia G. Carlson, M.D. has been a physician at George Washington University Medical Center for more than five years. At such medical center, she was an assistant professor between 1992 and 2001 and an assistant clinical professor between 2001 and 2003, and has been an associate clinical professor since 2003. Dr. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

        Sandra L. Helton.    Sandra L. Helton was appointed Executive Vice President and Chief Financial Officer in October of 2000. She joined TDS as Executive Vice President—Finance and Chief Financial Officer in

August 1998. Prior to joining TDS, Ms. Helton was the vice president and corporate controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated for more than five years. At Corning Incorporated, Ms. Helton was senior vice president and treasurer between 1994 and 1997 and was vice president and treasurer between 1991 and 1994. Ms. Helton is also a director of U.S. Cellular and TDS Telecom. Ms. Helton is a director of The Principal Financial Group, a global financial institution, and Covance, Inc., a drug development services company.

        Donald C. Nebergall.    Donald C. Nebergall has been a consultant to companies since 1988, including TDS from 1988 through 2002. Mr. Nebergall was vice president of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its president from 1972 to 1982.

        George W. Off.    George W. Off was appointed chairman and chief executive officer of Checkpoint Systems, Inc., a New York Stock Exchange listed company in August 2002. Checkpoint Systems, Inc. is a multinational manufacturer and marketer of integrated system solutions for retail security, labeling and merchandising. Prior to that time, Mr. Off was chairman of the board of directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, from July 1998 until he retired in July 2000. Mr. Off served as president and chief executive officer of Catalina from 1994 to 1998. Until November 2003, Mr. Off also served as a director of SPAR Group, Inc., a provider of merchandising services for retailers and consumer package goods manufacturers.

        The board of directors recommends a vote "FOR" each of the above nominees for election by the holders of Series A Common Shares and Preferred Shares.

        The following additional information is provided in connection with the election of directors.

Meetings of Board of Directors

        The board of directors held seven meetings during 2004. Each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the board of directors (held during 2004 for which such person has been a director) and the total number of meetings held by all committees of the board on which such person served (during the periods that such person served).

Long-Term Compensation Committee

        The long-term compensation committee approves all compensation for the President and CEO, considers and approves long-term compensation for TDS executive officers and for the president of TDS Telecom, and reviews and recommends to the board of directors any long-term compensation programs for TDS employees. The current members of the long-term compensation committee are Herbert S. Wander (chairperson), Letitia G. Carlson, M.D. and George W. Off. All meetings of the long-term compensation committee in 2004 were attended by each member of the committee during the period that such person served. Certain actions were taken by unanimous written consent. A copy of the charter of the long-term compensation committee is available on TDS's web site, www.teldta.com, under Investor Relations—Corporate Governance—Board Committee Charters.

Compensation Committee

        The primary function of the compensation committee is to develop and administer the near term compensation policies and programs for TDS officers and key subsidiary executives, other than the President and CEO of TDS, and to administer long-term compensation for non-executive officers of TDS. The sole member of the compensation committee is LeRoy T. Carlson, Jr., President and CEO of TDS. All actions of the compensation committee are taken by written consent. A copy of the charter of the compensation committee is available on TDS's web site, www.teldta.com, under Investor Relations—Corporate Governance—Board Committee Charters.

Audit Committee

        The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of TDS's financial statements and other matters set forth in the charter for the audit committee, a copy of which is attached hereto as

Exhibit B. A copy of the charter is also available on TDS's web site, www.teldta.com under Investor Relations—Corporate Governance—Board Committee Charters.

        The audit committee is currently composed of four members who are not officers or employees of TDS or any parent or subsidiary of TDS and do not have any other material relationship with TDS that would interfere with their exercise of independent judgment. The current members of the audit committee are George W. Off (chairperson), Donald C. Nebergall, Mitchell H. Saranow and Herbert S. Wander. The board of directors has determined that each of the members of the audit committee is "independent" and "financially sophisticated" as such terms are defined by the American Stock Exchange.

        The board has made a determination that Mr. Saranow is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed beyond those imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The audit committee held sixteen meetings during 2004.

Corporate Governance Committee

        The members of the corporate governance committee are Walter C.D. Carlson (chairperson), LeRoy T. Carlson, Jr. and Martin L. Solomon. The primary function of the corporate governance committee is to advise the board on corporate governance matters, including developing and recommending to the board a set of corporate governance guidelines for TDS. A copy of the charter and the corporate governance guidelines are available on TDS's web site, www.teldta.com, under Investor Relations—Corporate Governance under "Board Committee Charters" for the charter and under "Corporate Governance Guidelines" for the guidelines.

American Stock Exchange Listing Standards

        Because the TDS Common Shares are listed on the American Stock Exchange, TDS must comply with listing standards applicable to companies which have equity securities listed on the American Stock Exchange. TDS complies with such standards and has certified to this effect to the American Stock Exchange.

        Under listing standards of the American Stock Exchange, TDS is a "controlled company" as such term is defined by the American Stock Exchange. TDS is a controlled company because over 50% of the voting power of TDS is held by the trustees of the TDS Voting Trust. Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors that qualify as independent under the rules of the American Stock Exchange, (ii) have certain compensation approved by a compensation committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange, and (iii) have director nominations be made by a committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange.

        As a controlled company, TDS is required to have three directors who qualify as independent to serve on the audit committee. The TDS audit committee has four members: George W. Off, Donald C. Nebergall, Herbert S. Wander and Mitchell H. Saranow. The TDS board of directors has determined that all four members of the TDS audit committee do not have any material relationship that would interfere with the exercise of independent judgement and qualify as independent under the listing standards of the American Stock Exchange, as well as the rules of the SEC. In addition, two of the other current directors and nominees for election as director do not have any material relationship with TDS other than in their capacities as directors of TDS and, accordingly, would qualify as independent directors under the listing standards of the American Stock Exchange. As a result, six of the twelve directors, or 50% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the American Stock Exchange.

Director Nomination Process

        TDS does not have a nominating committee and, accordingly, does not have a nominating committee charter. Under listing standards of the American Stock Exchange, TDS is exempt from the requirement to have a nominating committee because it is a controlled company as such term is defined by the American Stock Exchange. Instead, the entire board of directors participates in the consideration of director nominees. Similarly, since TDS is a controlled company, TDS also is exempt from the listing standard that requires director nominations to be made by a nominating committee comprised solely of independent directors or by a majority of independent directors.

        The TDS board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, since the TDS Voting Trust has over 90% of the voting power in the election of directors elected by holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares is based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the Common Shares, the TDS board may from time to time informally consider candidates submitted by shareholders that hold a significant number of Common Shares. The TDS board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

        The TDS board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

        In general, the TDS board will nominate existing directors for re-election unless the board has a concern about the director's ability to perform his or her duties. In the event of a vacancy on the board of a director elected by the Series A Common Shares and Preferred Shares, nominations are based on the recommendation of the trustees of the TDS Voting Trust. In the event of a vacancy on the board of a Common Share director, TDS may use various sources to identify potential candidates, including an executive search firm. In addition, the President may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the President and by other persons as the President designates. Following this process, the President discusses with the Chairman of the Board whether one or more candidates should be considered by the full board of directors. If appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the TDS board for inclusion on TDS's proxy card for election at the 2005 annual meeting are executive officers and/or directors who are standing for re-election.

        TDS has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees for election of directors at the 2005 annual meeting. However, from time to time, TDS may pay a fee to an executive search firm to identify potential candidates for election of directors.

Shareholder Communication with Directors

        Security holders may send communications to the board of directors of TDS at any time. Any security holders can send communications to the board or to specified individual directors. Security holders should direct their communication to the board or to specified individual directors, in care of the Secretary of TDS at its corporate headquarters. Any security holder communications that are addressed to the board of directors or specified individual directors will be delivered by the Secretary of TDS to the board of directors or such specified individual directors. For more information, see the instructions on TDS's web site, www.teldta.com, under Investor Relations—Corporate Governance—Contacting the TDS Board of Directors.

TDS Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the annual meeting of shareholders, which is followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Of the twelve directors, seven attended the 2004 annual meeting of shareholders.

Stock Ownership Guidelines

        Under stock ownership guidelines for directors, each director is expected to own a minimum of 1,000 shares of common stock of TDS. In the event the value of the ownership interest of 1,000 shares falls below $50,000, the board may increase the minimum investment level to ensure an investment equivalent to at least $50,000. Directors have three years to comply with this requirement. The board will review the minimum ownership requirement periodically.

PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We anticipate continuing the services of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, who served as independent registered public accountants for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

        We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants by the Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants, the audit committee of the board of directors will review whether to retain such firm for the year ending December 31, 2005.

        The board of directors recommends a vote "FOR" ratification of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by TDS's principal accountants PricewaterhouseCoopers LLP for 2004 and 2003:

	2004	2003
Audit Fees(1)
Attestation of internal controls under Section 404 of Sarbanes-Oxley Act	$3,757,793	$—
Annual and Other Audit Fees	2,091,292	2,082,246

Total Audit Fees	5,849,085	2,082,246
Audit Related Fees(2)	—	132,156
Tax Fees	—	—
All Other Fees(3)	15,000	21,000

Total Fees	$5,864,085	$2,235,402

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2004 and 2003 included in TDS's and U.S. Cellular's Form 10-Ks for those years and the reviews of the financial statements included in TDS's and U.S. Cellular's Form 10-Qs for each of these years including the attestation and report relating to internal control over financial reporting as well as accounting research, review of financial information included in other SEC filings and the issuance of consents and comfort letters. Although PricewaterhouseCoopers LLP has billed TDS for these fees and expenses, management of TDS has not yet completed its review of all of the amounts billed.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services for TDS and U.S. Cellular in the years 2004 and 2003 that are reasonably related to the performance of the audit or review of financial statements other than the fees disclosed in the foregoing paragraph. These services include acquisition and divestiture related services, accounting consultation and Sarbanes-Oxley planning.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services covered in (1) or (2) above, for the years 2004 and 2003.

        The audit committee determined that the payment of fees for non-audit related services does not conflict with maintaining PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL PROCEDURES

        The audit committee adopted a policy, effective May 6, 2003, as amended as of February 26, 2004, pursuant to which all audit and non-audit services must be pre-approved by the audit committee. The following describes the policy as amended. Under no circumstances may TDS's principal external accountant provide services that are prohibited by the Sarbanes-Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit-related services and certain tax and other services may be provided to TDS, subject to such pre-approval process and prohibitions. The audit committee has delegated to the chairperson plus one other member of the audit committee the authority to pre-approve services by the independent registered public accountants and to report any such approvals to the full audit committee at each of its regularly scheduled meetings. In the event the chairperson is unavailable, pre-approval may be given by any two members of the audit committee. The pre-approval policy relates to all services provided by TDS's principal external auditor and does not include any de minimis exception.

AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the audit committee of the board of directors of TDS. The audit committee operates under a written charter adopted by the TDS board of directors, a copy of which is attached hereto as Exhibit A.

        Management is responsible for TDS's internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of TDS's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In this context, the audit committee held meetings with management, the internal audit staff and representatives of PricewaterhouseCoopers LLP, TDS's independent registered public accountants for 2004. In these meetings, the audit committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004. Management represented to the audit committee that TDS's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The audit committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on, and in reliance upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2004 be included in TDS's Annual Report on Form 10-K for the year ended December 31, 2004.

        By the members of the audit committee of the board of directors of TDS:

George W. Off Chairperson	Donald C. Nebergall	Mitchell H. Saranow	Herbert S. Wander

EXECUTIVE OFFICERS

        In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of TDS and its subsidiaries who may be deemed to be executive officers of TDS. Unless otherwise indicated, the position held is an office of TDS.

Name	Age	Position
John E. Rooney	62	President and CEO of United States Cellular Corporation
D. Michael Jack	62	Senior Vice President and Corporate Controller
Kurt B. Thaus	45	Senior Vice President and Chief Information Officer
Scott H. Williamson	54	Senior Vice President—Acquisitions and Corporate Development
Kevin C. Gallagher	57	Vice President and Corporate Secretary
C. Theodore Herbert	69	Vice President—Human Resources
Joseph R. Hanley	38	Vice President—Technology Planning and Services
Frieda E. Ireland	52	Vice President—Internal Audit
J. Timothy Kleespies	54	Vice President and Assistant Corporate Controller
Kenneth M. Kotylo	43	Vice President—Acquisitions and Corporate Development
Peter L. Sereda	46	Vice President and Treasurer
Mark A. Steinkrauss	59	Vice President—Corporate Relations
James W. Twesme	52	Vice President—Corporate Finance
Byron A. Wertz	58	Vice President—Corporate Development

        John E. Rooney.    John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular since April 10, 2000. Mr. Rooney was previously employed by Ameritech Corporation for more than five years, most recently as president of Ameritech Consumer Services and, prior to that, as president of Ameritech Cellular Services. Mr. Rooney is also a director of U.S. Cellular.

        D. Michael Jack.    D. Michael Jack was appointed Senior Vice President and Corporate Controller of TDS in March 2003. Prior to that, he was Vice President and Corporate Controller since November 1999.

        Kurt B. Thaus.    Kurt B. Thaus was appointed Senior Vice President and Chief Information Officer on January 12, 2004. Prior to that, he was employed by T-Systems North America, Inc., the North American subsidiary of T-Systems International (Deutsche Telekom) for more than five years, most recently as senior vice president of technology management services.

        Scott H. Williamson.    Scott H. Williamson has been Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years.

        Kevin C. Gallagher.    Kevin C. Gallagher was appointed Vice President and Corporate Secretary on December 1, 2001. He was also appointed Vice President and Corporate Secretary of U.S. Cellular and TDS Telecom in December 2001. Prior to that time, he was senior vice president, general counsel and secretary of 360° Communications Company between 1996 and 1998. Prior to that, Mr. Gallagher was vice president and general counsel of Sprint Cellular Company between 1993 and 1996.

        C. Theodore Herbert.    C. Theodore Herbert has been Vice President—Human Resources of TDS for more than five years.

        Joseph R. Hanley.    Joseph R. Hanley was appointed Vice President—Technology Planning and Services on August 15, 2004. Prior to that, he was employed by TDS Telecom for more than five years, most recently as Vice President—Strategic Planning and Emerging Applications.

        Frieda E. Ireland.    Frieda E. Ireland was appointed Vice President—Internal Audit on July 1, 2003. Prior to that, she was employed by Alliant Foodservice, Inc. for more than five years, most recently as vice president—internal control.

        J. Timothy Kleespies.    J. Timothy Kleespies was appointed Vice President and Assistant Corporate Controller on November 1, 2003. Prior to that, he was Vice President—Tax since October 2000. Prior to joining TDS, Mr. Kleespies was employed by Universal Foods Corporation from 1999 to 2000 as director of corporate taxes and by Stone Container Corporation from 1988 to 1999 as director of corporate taxes and tax counsel.

        Kenneth M. Kotylo.    Kenneth M. Kotylo was appointed Vice President—Acquisitions and Corporate Development in February 2003. Prior to joining TDS in February, Mr. Kotylo was employed by William Blair & Company from 2000 to 2002 as an equity research analyst. Prior to that time, he was Director—Financial Planning & Analysis at TDS from 1997 to 2000.

        Peter L. Sereda.    Peter L. Sereda has been Vice President and Treasurer of TDS for more than five years.

        Mark A. Steinkrauss.    Mark A. Steinkrauss has been Vice President—Corporate Relations of TDS for more than five years.

        James W. Twesme.    James W. Twesme has been Vice President—Corporate Finance of TDS for more than five years.

        Byron A. Wertz.    Byron A. Wertz has been a Vice President—Corporate Development of TDS for more than five years. Mr. Wertz is the nephew of LeRoy T. Carlson and the cousin of each of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D.

Codes of Conduct and Ethics

        As required by Section 807 of the American Stock Exchange Company Guide, TDS has adopted a Code of Business Conduct, applicable to all officers and employees of TDS and its subsidiaries, which includes a Code of Ethics for certain Senior Executives and Financial Officers, that complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. TDS has also adopted a Code of Ethics for its directors. Each of the foregoing codes has been posted to TDS's internet website, www.teldta.com, under Investor Relations—Corporate Governance.

        TDS intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to its Code of Ethics for certain Senior Executives and Financial Officers, and will disclose all other amendments to any of the foregoing codes, by posting such information to such internet website. Any waivers of any of the foregoing codes for directors or executive officers, including any waiver of the Code of Ethics for certain Senior Executives and Financial Officers, will be approved by TDS's board of directors, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver.

EXECUTIVE COMPENSATION

Summary of Compensation

        The following table summarizes the compensation paid by TDS to the President and Chief Executive Officer of TDS and the other four most highly compensated executive officers (based on the aggregate of the salary and bonus for 2004).

Summary Compensation Table(1)

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary(2)	Bonus(3)	Other Annual Compensation(4)	Restricted Stock Award(s)(5)	Securities Underlying Options(6)	LTIP Payouts(7)	All Other Compensation(8)
LeRoy T. Carlson, Jr.	2004	$970,000	$—	$—	$—	67,540	$—	$49,190
President and Chief Executive Officer	2003 2002	910,000 858,000	591,500 445,000	— 55,625	— —	65,567 68,215	— —	47,581 47,819
Sandra L. Helton	2004	$593,000	$400,000	$—	$—	30,585	$—	$49,021
Executive Vice President and Chief Financial Officer	2003 2002	550,000 504,000	370,000 353,000	— —	— —	31,475 29,915	— —	47,139 47,460
James Barr III	2004	$573,000	$290,000	$—	$—	13,905	$—	$52,522
President and Chief Executive Officer of TDS Telecom	2003 2002	539,000 501,000	285,000 225,000	— —	— —	11,958 17,061	— 2,450,422	50,966 50,188
John E. Rooney(9)	2004	$633,335	$590,000	$172,103	$337,260	92,000	$—	$51,944
President and Chief Executive Officer of U.S. Cellular	2003 2002	592,209 526,292	360,000 240,000	105,012 70,008	366,585 242,679	175,000 33,000	— —	50,553 50,910
Scott H. Williamson	2004	$427,000	$265,000	$—	$—	14,965	$—	$48,481
Senior Vice President-Acquisitions and Corporate Development	2003 2002	396,000 362,000	245,000 250,000	— —	— —	15,785 14,670	— —	36,691 45,485

        There are no outstanding stock appreciation rights ("SARs"), therefore the Summary Compensation Table does not reflect information on SARs.

(1)
Does not include the discount amount under any dividend reinvestment plan or any employee stock purchase plan because such plans are generally available to all eligible shareholders or salaried employees, respectively. Does not include the value of any perquisites and other personal benefits, securities or property because the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the above-named executive officers.

(2)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(3)
Represents the dollar value of bonus (cash and non-cash) earned (whether received in cash or deferred) by the named executive officer for 2004, 2003 and 2002. The final bonus for 2004 has not yet been determined for LeRoy T. Carlson, Jr. See "Executive Officer Compensation Report."

(4)
Represents the fair market value of phantom stock units credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Stock Unit Match Program." LeRoy T. Carlson, Jr. deferred $222,500 of his 2002 bonus pursuant under the TDS Long-Term Incentive Plan. Mr. Rooney deferred 100% of his 2004, 2003 and 2002 bonus under the U.S. Cellular long-term incentive plan.

(5)
Represents the value of restricted USM Common Shares granted to Mr. Rooney, based on the closing price of USM Common Shares on the date of grant. In 2004, 8,726 restricted shares were granted to Mr. Rooney that vest on March 31, 2007. In 2003, 14,981 restricted shares were granted to Mr. Rooney which vest on March 31, 2006. In 2002, 5,919 restricted shares were granted to Mr. Rooney that vest on March 31, 2005. The value of all 29,626 of such shares based on the price of USM Common Shares on the award dates was $946,524. As of December 31, 2004, all 29,626 shares were unvested. The value of such shares based on the price of USM Common Shares on December 31, 2004 of $44.76 per share is $1,326,060.

(6)
Represents the number of shares subject to stock options awarded during the fiscal year identified. Unless otherwise indicated by footnote, the awards represent options without tandem SARs and relate to TDS Common Shares, except for John E. Rooney, in which case the awards represent options with respect to USM Common Shares.

(7)
In 2002, Mr. Barr exercised options for an aggregate of 124,890 phantom stock units for 1998, 1999 and 2000, and received a net cash payment, prior to withholding taxes, of $2,450,422. See "TDS Telecom Phantom Incentive Option Plan."

(8)
Includes contributions by TDS for the benefit of the named executive officer under the TDS tax-deferred savings plan ("TDSP"), the TDS pension plan ("Pension Plan"), including earnings accrued under a related supplemental benefit agreement, the TDS supplemental executive retirement plan ("SERP") and the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 2004:

	LeRoy T. Carlson, Jr.	Sandra L. Helton	James Barr III	John E. Rooney	Scott H. Williamson
TDSP	$7,380	$7,380	$7,380	$7,380	$7,380
Pension Plan	20,447	19,124	21,915	9,663	15,411
SERP	20,553	21,876	19,085	31,337	25,589
Life Insurance	810	641	4,142	3,564	461

Total	$49,190	$49,021	$52,522	$51,944	$48,481

(9)
All of Mr. Rooney's compensation is paid by U.S. Cellular. Mr. Rooney's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular, and Mr. Rooney's long-term compensation is approved by the stock option compensation committee of U.S. Cellular.

General Information Regarding Options

        The following tables show, as to the executive officers who are named in the Summary Compensation Table, certain information regarding options.

Individual Option Grants in 2004

						Potential Realizable Value at Assumed Annual Realized Stock Price Appreciation for Option Terms(4)
	Number of Securities Underlying Options Granted(1)
		Percent of Total Options Granted to Employees(2)
Name			Exercise Price	Market Price(3)	Expiration Date
						5%	10%
LeRoy T. Carlson, Jr.(5)	67,540	12.3%	$66.00	$66.00	05/08/2014	$2,803,386	$7,104,330
Sandra L. Helton(5)	30,585	5.6%	$66.00	$66.00	05/08/2014	$1,269,493	$3,217,144
James Barr III(5)	13,905	2.5%	$66.00	$66.00	05/08/2014	$577,155	$1,462,625
John E. Rooney(6)	92,000	11.5%	$38.65	$38.65	03/31/2014	$2,236,224	$5,667,029
Scott H. Williamson(5)	14,965	2.7%	$66.00	$66.00	05/08/2014	$621,153	$1,574,123

(1)
Represents the number of TDS shares underlying options awarded during the year, except in the case of John E. Rooney, in which case the amount represents the number of U.S. Cellular shares underlying options awarded during the fiscal year.

(2)
Represents the percent of total TDS shares underlying options awarded to all TDS employees during the fiscal year, except in the case of John E. Rooney, in which case the figure represents the percent of total U.S. Cellular shares underlying options awarded to all U.S. Cellular employees during the fiscal year.

(3)
Represents the per share fair market value of shares as of the award date.

(4)
Represents the potential realizable value of each grant of options, assuming that the market price of the shares underlying the options appreciates in value from the award date to the end of the option term at the indicated annualized rates.

(5)
Pursuant to the TDS long-term incentive plan, on May 8, 2004, such named executive officer was granted options (the "2003 Performance Options") to purchase TDS Common Shares based on the achievement of certain levels of corporate and individual performance in 2003 as contemplated by the TDS long-term incentive plan. The purchase price per TDS Common Share subject to the 2003 Performance Options is the fair market value of the TDS Common Shares as of the grant date. The 2003 Performance Options became exercisable on December 15, 2004. If Mr. Barr retires on or after March 31, 2005, all of his options will become fully vested on the date of his retirement.

(6)
These represent options with respect to U.S. Cellular Common Shares. Such options were granted as of March 31, 2004 and become exercisable with respect to 25% of the shares underlying the option on March 31 2005 and 2006 and become fully vested on October 10, 2006.

Option Exercises in 2004 and
December 31, 2004 Option Values

			As of December 31, 2004
	2004		Number of Securities Underlying Unexercised Options(3)		Value of Unexercised In-the-Money Options(4)
	Shares Acquired on Exercise(1)	Value Realized(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
LeRoy T. Carlson, Jr.
2003 Performance Options(5)	—	$—	67,540	—	$739,563	$—
2002 Performance Options(6)	—	—	65,567	—	1,575,575	—
2001 Performance Options(7)	—	—	68,215	—	1,148,058	—
2000 Performance Options(8)	—	—	29,429	—	—	—
2000 Automatic Options(9)	—	—	56,720	—	—	—
1999 Performance Options(10)	—	—	32,000	—	—	—
1998 Performance Options(11)	—	—	27,850	—	284,070	—
1998 Automatic Options(12)	—	—	54,600	—	1,812,720	—
1997 Performance Options(13)	—	—	27,300	—	1,015,560	—
1996 Performance Options(14)	—	—	11,770	—	389,234	—
1995 Performance Options(15)	—	—	13,233	—	388,386	—
1994 Performance Options(16)	9,500	351,846	3,614	—	140,332	—

Total	9,500	$351,846	457,838	—	$7,493,498	$—

Sandra L. Helton
2003 Performance Options(5)	—	$—	30,585	—	$334,906	$—
2002 Performance Options(6)	—	—	31,475	—	756,344	—
2001 Performance Options(7)	—	—	29,915	—	536,974	—
2000 Performance Options(8)	—	—	12,115	—	—	—
2000 Automatic Options(9)	—	—	25,320	—	—	—
1999 Performance Options(10)	—	—	18,000	—	—	—
1998 Automatic Options(17)	—	—	36,000	—	1,550,880	—

Total	—	$—	183,410	—	$3,179,104	$—

James Barr III
2003 Performance Options(5)	—	$—	—	13,905	$—	$152,260
2002 Performance Options(6)	11,958	220,632	—	—	—	—
2001 Performance Options(7)	17,061	206,371	—	—	—	—
2000 Performance Options(8)	—	—	6,785	—	—	—
2000 Options(18)	—	—	30,400	—	—	—

Total	29,019	$427,003	37,185	13,905	$—	$152,260

John E. Rooney
2004 USM Options(19)	—	$—		92,000	$—	$562,120
2003 USM Options(20)	—	—	43,750	131,250	887,688	2,663,063
2002 USM Options(21)	—	—	16,500	16,500	62,040	62,040
2001 USM Options(22)	—	—	12,000	8,000	—	—
2000 USM Initial Options(23)	—	—	44,000	11,000	—	—

Total	—	$—	116,250	258,750	$949,728	$3,287,223

Scott H. Williamson
2003 Performance Options(5)	—	$—	14,965	—	$163,867	$—
2002 Performance Options(6)	—	—	15,785	—	379,314	—
2001 Performance Options(7)	—	—	14,670	—	263,327	—
2000 Performance Options(8)	—	—	7,690	—	—	—
2000 Automatic Options(9)	—	—	14,760	—	—	—
1999 Performance Options(10)	—	—	8,600	—	—	—
1998 Performance Options(11)	—	—	6,370	—	64,974	—
1998 Automatic Options(12)	—	—	12,900	—	428,280	—
1997 Performance Options(13)	—	—	36	—	1,339	—

Total	—	$—	95,776	—	$1,301,101	$—

(1)
Represents the number of TDS Common Shares with respect to which the options were exercised or, in the case of John E. Rooney, Common Shares of U.S. Cellular ("USM shares").

(2)
Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the fair market value of the shares on the date of exercise.

(3)
Represents the number of TDS Common Shares subject to options, except for John E. Rooney, in which case the information is presented with respect to USM shares. All options are transferable to permitted transferees.

(4)
Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year, based on the difference between the exercise price and $76.95, the market value of TDS Common Shares on December 31, 2004 or, with respect to options for USM shares, $44.76, the market value of USM Common Shares on December 31, 2004.

(5)
Such options became exercisable on December 15, 2004 (except with respect to Mr. Barr, whose options become exercisable on April 30, 2005) and are exercisable until May 8, 2014 at the exercise price of $66.00 per share.

(6)
Such options became exercisable on December 15, 2003 and are exercisable until July, 2013 at the exercise price of $52.92 per share.

(7)
Such options became exercisable with respect to LeRoy T. Carlson, Jr., on December 15, 2002 and are exercisable until August 19, 2012 at the exercise price of $60.12 per share. With respect to Ms. Helton, Mr. Barr and Mr. Williamson, such options became exercisable on December 15, 2002 and are exercisable until July 5, 2012 at the exercise price of $59.00 per share.

(8)
Such options became exercisable on December 15, 2001 and are exercisable until April 30, 2011 at the exercise price of $99.44 per share.

(9)
Such options become exercisable in annual increments of 25% on December 15, 2001 and on each anniversary of such date until December 15, 2004 and are exercisable until September 15, 2010 at the exercise price of $121.12 per share. (except with respect to Mr. Williamson, whose options are exercisable until September 16, 2010 at the exercise price of $117.51 per share).

(10)
Such options became exercisable on December 15, 2000 and are exercisable until May 5, 2010 at the exercise price of $105.13 per share.

(11)
Such options became exercisable on December 15, 1999 and are exercisable until April 30, 2009 at the exercise price of $66.75 per share.

(12)
Such options became exercisable with respect to one-third of the shares on each of December 15, 1998, December 15, 1999 and December 15, 2000, and are exercisable until November 5, 2007 at the exercise price of $43.75 per share.

(13)
Such options became exercisable on December 15, 1998 and are exercisable until June 22, 2008 at the exercise price of $39.75 per share.

(14)
Such options became exercisable on December 15, 1997 and are exercisable until December 15, 2007 at the exercise price of $43.88 per share.

(15)
Such options became exercisable on December 15, 1996 and are exercisable until December 15, 2006 at the exercise price of $47.60 per share.

(16)
Such options became exercisable on December 15, 1995 and are exercisable until December 15, 2005 at the exercise price of $38.12 per share.

(17)
Such options became exercisable with respect to 12,000 shares on December 15, 1998, December 15, 1999 and December 15, 2000, and are exercisable until September 15, 2008 at an exercise price of $33.87 per share.

(18)
Such options become exercisable in annual increments of 20% on December 15, 2000 and on each anniversary of such date through December 15, 2004, and are exercisable until March 10, 2010 at the exercise price of $104.00 per share.

(19)
The 2004 USM Options become exercisable in annual increments of 25% on March 31 2005 and 2006 and become fully vested on October 10, 2006, and are exercisable until March 31, 2014 at an exercise price of $38.65.

(20)
The 2003 USM Options become exercisable in annual increments of 25% on March 31 2004, 2005 and 2006 and become fully vested on October 10, 2006, and are exercisable until March 31, 2013 at an exercise price of $24.47.

(21)
The 2002 USM Options become exercisable in annual increments of 25% on March 31 of each year, beginning in 2003 and ending in 2006, and are exercisable until March 31, 2012 at an exercise price of $41.00.

(22)
The 2001 USM Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until March 31, 2011 at an exercise price of $59.40.

(23)
The 2000 USM Initial Options become exercisable with respect to 20% of the shares underlying the option on April 10 of each year, beginning in 2001 and ending in 2005, and are exercisable until April 10, 2010 at an exercise price of $69.19 per share.

TDS Telecom Phantom Incentive Option Plan

        James Barr III participated in the TDS Telecom phantom stock incentive plan (the "TDS Telecom Plan"). The TDS Telecom Plan was adopted by TDS Telecom in 1997 and related to the five-year period beginning on January 1, 1995 and ending on December 31, 1999. Under the TDS Telecom Plan, Mr. Barr was awarded certain phantom stock units in amounts determined by the Chairman of TDS Telecom. The award consisted of automatic awards and performance awards. The automatic awards vested in five equal annual installments beginning on December 15, 1995. The performance awards included a corporate performance award and an individual performance award. The performance awards vested on December 15 of the year following the performance year to which they relate. When vested, the phantom stock option units became exercisable at an exercise price determined in accordance with the terms of the plan. In 2002, Mr. Barr exercised options for an aggregate of 124,890 phantom stock units for 1998, 1999 and 2000. He received a net cash payment prior to withholding taxes, of $2,450,422, which is equal to the difference between the exercise price and the implied value of the phantom stock units as provided in the TDS Telecom Plan. As a result of such exercise, Mr. Barr has exercised all options under the Plan.

Tax Deferred Savings Plan

        The TDS tax deferred savings plan ("TDS Tax Deferred Savings Plan") is a qualified profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code, designed to provide retirement benefits for eligible employees of TDS and certain of its affiliates which adopted the TDS Tax Deferred Savings Plan. Participating employees have the option of investing their contributions and TDS's contributions in a TDS Common Share fund, a USM Common Share fund or certain unaffiliated mutual funds. TDS and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to 2% and 40% of an employee's contributions up to 4% of such employee's compensation.

        The amounts of the annual contributions for the benefit of the named executive officers under the TDS Tax Deferred Savings Plan are included above in the Summary Compensation Table under "All Other Compensation."

Pension Plans and Supplemental Benefit Agreements

        The TDS employees' pension trust (the "TDS Target Pension Plan") was a defined contribution plan designed to provide retirement benefits for eligible employees of TDS and certain of its affiliates which adopted the TDS Target Pension Plan. Annual employer contributions based upon actuarial assumptions were made under a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of retirement age.

        U.S. Cellular previously had adopted the TDS wireless companies' pension plan (the "Wireless Pension Plan"). The Wireless Pension Plan, a qualified non-contributory defined contribution pension plan, provided pension benefits for employees of U.S. Cellular. Under the Wireless Pension Plan, pension contributions were calculated separately for each participant, based on a fixed percentage of the participant's qualifying compensation, and were funded currently.

        Effective January 1, 2001, the TDS Target Pension Plan was merged with and into the Wireless Pension Plan and the new merged plan has been titled the TDS Pension Plan. All of the plan assets which had been held for the TDS Target Pension Plan and the Wireless Pension Plan were combined to be held on a consolidated basis for the new TDS Pension Plan, which will pay all benefits which previously accrued under both the TDS Target Pension Plan and the Wireless Pension Plan and all future pension plan accruals. All eligible participants who have been receiving target pension benefits under the TDS Target Pension Plan will continue to be eligible for target pension benefits under the TDS Pension Plan. Similarly, eligible participants who have been receiving a pension benefit contribution based on a fixed percentage of their qualifying compensation under the Wireless Pension Plan will continue to be eligible for such benefit under the TDS Pension Plan. All newly eligible employees of both TDS and U.S. Cellular and their affiliates will only be eligible for the pension benefit contribution based on a fixed percentage of qualifying compensation as previously provided under the Wireless Pension Plan.

        The amounts of the annual contributions for the benefit of the named executive officers under the TDS Target Pension Plan and/or the Wireless Pension Plan are included above in the Summary Compensation Table under "All Other Compensation."

        The TDS supplemental executive retirement plan ("SERP") has provided supplemental benefits under the TDS Pension Plan and the Wireless Pension Plan and effective January 1, 2001, the new TDS Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

        In 1980, TDS entered into a non-qualified supplemental benefit agreement with LeRoy T. Carlson which, as amended, requires TDS to pay a supplemental retirement benefit to Mr. Carlson in the amount of $47,567 plus interest at a rate equal to 1/4% under the prime rate for the period from May 15, 1981 (the date of Mr. Carlson's 65th birthday) to May 31, 1992, in five annual installments beginning June 1, 2001, plus interest at 9 1/2% compounded semi-annually from June 1, 1992. The agreement was entered into because certain amendments made to the TDS Pension Plan in 1974 had the effect of reducing the amount of retirement benefits, which Mr. Carlson would receive under the TDS Pension Plan. The payments to be made under the agreement, together with the retirement benefits under the TDS Pension Plan, were designed to permit Mr. Carlson to receive approximately the same retirement benefits he would have received had the TDS Pension Plan not been amended. All the interest accrued under this agreement is included above in the Summary Compensation Table under "All Other Compensation" and identified in footnote 8 thereto as contributions under the TDS Pension Plan.

Deferred Compensation Agreements

        James Barr III is party to an executive deferred compensation agreement, pursuant to which a specified percentage of his gross compensation is deferred and credited to a deferred compensation account. The deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. The amount of compensation deferred by such person is included in and reported with all other non-deferred compensation in the "Summary Compensation Table." No amount is included in the Summary Compensation Table for the interest earned on such deferred compensation because such interest rate is intended to approximate a market rate.

Bonus Deferral and Stock Unit Match Program

        The 2004 Long-Term Incentive Plan provides the opportunity for those who are employed by TDS at the position of Vice President or above to defer receipt of a portion of their bonuses and receive TDS matching stock unit credits. Executives may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred up to $400,000. Deferred compensation will be deemed invested in phantom TDS Common Shares. TDS match amounts will depend on the amount of annual bonus that is deferred into stock units. Participants receive a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. The fair market value of the matched stock units is reported in the Summary Compensation Table under "Other Annual Compensation."

        LeRoy T. Carlson deferred 100% of his 2004, 2003 and 2002 bonus. Accordingly, LeRoy T. Carlson will receive a 25% stock unit match for 50% of his deferred bonuses and a 33% match for 50% of his deferred bonuses up to $250,000 for 2002 and 2003 under the previous 1998 Long-Term Incentive Plan and up to $400,000 under the 2004 Long-Term Incentive Plan. LeRoy T. Carlson, Jr., deferred $222,500 of his 2002 bonus and, accordingly, will receive a 25% stock unit match for this deferred bonus under the TDS Long-Term Incentive Plan. See the "Summary Compensation Table."

        In addition, U.S. Cellular has a similar plan pursuant to which John E. Rooney may defer compensation and receive stock unit matches with respect to U.S. Cellular Common Shares. Any stock unit matches received by Mr. Rooney are reported in the Summary Compensation Table under "Other Annual Compensation."

Other Agreements

        In 2003, TDS agreed to an arrangement with James Barr III relating to his employment. Under the arrangement, if Mr. Barr remains employed with TDS/TDS Telecom until at least March 31, 2005, (i) all of Mr. Barr's stock options will become fully vested on the date of his retirement and (ii) TDS will pay him a sum equal to his then annual salary in twenty-four equal monthly installments commencing the month after his retirement. Mr. Barr will be required to provide consulting services to TDS during such period in consideration for such payments. If Mr. Barr is demoted or terminated prior to his retirement for any reason other than a serious violation of TDS's Code of Business Conduct, TDS will pay Mr. Barr a sum equal to Mr. Barr's then annual salary.

        TDS has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire from TDS. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by TDS as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, TDS can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. TDS may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of TDS within the continental United States. No amounts were paid or payable under this agreement in 2004, 2003 or 2002, and no amounts related thereto are included above in the Summary Compensation Table.

Compensation of Directors

        The board of directors has approved a compensation plan (the "Non-Employee Directors' Plan") for non-employee directors. A non-employee director is a director of TDS who is not an employee of TDS or its affiliates, U.S. Cellular or TDS Telecom. The purpose of the Non-Employee Directors' Plan is to provide reasonable compensation to non-employee directors for their services to TDS, and to induce qualified persons to serve as non-employee members of the board of directors.

        The Non-Employee Directors' Plan provides that each non-employee director will receive an annual director's fee of $34,000 payable quarterly, and the chairperson will receive an additional $34,000 fee. The plan also provides that each non-employee director serving on the audit committee will receive an annual director's fee of $8,000 payable quarterly, except for the chairperson, who will receive a fee of $18,000. The plan also provides that each non-employee director will receive an annual fee of $2,000 payable quarterly, for serving on the long-term compensation committee, except for the chairperson, who will receive a fee of $4,000. It also provides that each non-employee director will receive a fee of $1,500 for board of directors and audit committee meetings and $1,000 for long-term compensation committee meetings, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel to, and attendance at, each regularly scheduled or special meeting.

        The Non-Employee Directors' Plan further provides that each non-employee director will receive 50%, and may elect to receive on an annual basis up to 100%, of their retainers and meeting fees for regularly scheduled meetings of the board (five per year), by the delivery of Common Shares of TDS having a fair market value as of the date of payment equal to the cash amount of the retainer or fee foregone.

        Under the Non-Employee Directors' Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share will be the average closing price of our Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the twenty trading days before the end of the quarter or the date of the board meeting, as applicable. Our board of directors has reserved 65,000 Common Shares of TDS for issuance pursuant to the Non-Employee Directors' Plan.

        In addition, TDS pays life insurance premiums to provide life insurance of $100,000 for each of its directors. Except for such life insurance premiums, directors who are also employees of TDS or any affiliate do not receive any additional compensation for services rendered as directors. Directors are also reimbursed for travel and expenses incurred in attending board and comittee meetings pursuant to TDS's travel and expense reimbursement policy.

        In addition to the persons who are identified in the Summary Compensation Table that are directors of TDS, LeRoy T. Carlson is a director of TDS who receives compensation in his capacity as Chairman Emeritus of TDS. In 2004, Mr. Carlson received the following compensation from TDS, based on the categories used in the Summary Compensation Table: Salary $480,000; Bonus $200,000, Other Annual Compensation $58,000; and All Other Compensation $19,362. In addition, Mr. Carlson received a grant of options for 22,475 Common Shares at an exercise price of $66.00 per share that became exercisable on December 15, 2004 and that expire on May 8, 2014.

Executive Officer Compensation Report

        This report is submitted by LeRoy T. Carlson, Jr., President and CEO, who serves as the compensation committee of the board of directors for all executive officers of TDS (other than the President and CEO), and by the TDS long-term compensation committee of the board of directors, which approves all compensation for the President and CEO and approves long-term compensation for executive officers of TDS. Long-term compensation for John E. Rooney is approved by the stock option compensation committee of U.S. Cellular (as described in its report in the proxy statement of U.S. Cellular).

        TDS's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of TDS. TDS's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have control and which are important to TDS's long-term success. Compensation should be appropriate to the financial performance of TDS and should be sufficient to enable TDS to attract and retain individuals possessing the talents required for long-term successful performance.

        Executive compensation consists of both annual and long-term compensation. Annual compensation consists of base salary and an annual bonus. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is generally provided through the grant of stock options.

        The process of determining base salary begins with establishing an appropriate salary range for each officer, based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. These other companies include those in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics. The President and CEO is provided with information about executive compensation at other companies, as reported in proxy statements and salary surveys published by various organizations. The President and CEO uses these sources and makes the determination of appropriate ranges for each executive officer based on his informed judgment, using the information provided to him by the Vice President of Human Resources, as discussed below. The range is not based on any formal analysis nor is there any documentation of the range. The base salary of each officer is set within this range based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year. The salary of each of the executive officers is believed to be at or slightly above the median of the range considered to be appropriate in the judgment of the President and CEO.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are determined, based on information submitted by the executive and by others familiar with his or her performance, including the executive's direct supervisor. The President and CEO evaluates the information in terms of the personal objectives established for such executive officer for the performance appraisal period. The President and CEO also makes an assessment of how well TDS did as a whole during the year and the extent to which the President and CEO believes the executive officer contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the President and CEO considers the performance of the business unit or division and the contribution of the executive officer thereto. No specific measures of performance are considered determinative in the compensation of executive officers. Instead, all the facts and circumstances are taken into consideration by the President and CEO. Ultimately, it is the informed judgment of the President and CEO that determines an executive's salary and bonus.

        The primary focus of TDS is increasing long-term shareholder value through growth, measured primarily in such terms as return on capital, revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, there is no quantifiable relationship between compensation and such measures of performance. Instead, compensation decisions are made subjectively, considering certain performance measures, as well as other appropriate facts and circumstances.

        The President and CEO of TDS also approves annual bonus compensation for executive officers of TDS and each of its business units or divisions. The Vice President-Human Resources prepares appropriate information, for the annual compensation reviews of executive officers. TDS has no written or formal corporate executive bonus plan. The bonuses for corporate executive officers are determined by the President and CEO based on his evaluation of each executive's contribution to TDS, the achievement of individual objectives, the performance of TDS and/or its business units and divisions and all other facts and circumstances considered appropriate in his judgment. The 2004 bonuses approved for the named executives are listed above in the Summary Compensation Table.

        The annual compensation of the President and CEO of TDS is approved by the long-term compensation committee. The Vice President—Human Resources prepares for the committee an analysis of compensation paid to chief executive officers of other comparable companies, including the companies in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is presented to the long-term compensation committee, which approves the final base salary and bonus of the President and CEO based on such information. The long-term compensation committee approved a bonus of $591,500 for the President and CEO for the year 2003, and increased his 2004 base salary to $970,000, representing an increase of $60,000 or 6.6% over his base salary of $910,000 in 2003. The long-term compensation committee has not yet approved the 2004 bonus or base salary for 2005 for the President and CEO. As with the other executive officers, the compensation of the President and CEO is determined on the basis of the committee's analysis of multiple factors rather than specific measures of performance. The long-term compensation committee has access to numerous performance measures and financial statistics prepared by TDS. This financial information includes the audited financial statements of TDS, as well as internal financial reports such as budgets and their results, operating statistics and other analyses. The long-term compensation committee may also consider such other factors the committee deems appropriate in making its compensation decisions. Ultimately, it is the informed judgment of the long-term compensation committee, after reviewing the compensation information provided by the Vice President—Human Resources, that determines the salary and bonus for the President and CEO.

        As discussed above, the primary focus of TDS is the increase of long-term shareholder value through growth, measured primarily in such terms as return on capital, revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, as discussed above, there is no quantifiable relationship between compensation and such measures of performance. Instead, compensation decisions are made subjectively, considering certain performance measurers, as well as all other appropriate facts and circumstances.

        The long-term compensation committee believes that the total compensation (base salary and bonus) of the President and CEO has been set at an appropriate level considering, among other things, compensation of executives at companies which it considers comparable. Each of the members of the committee base this belief on his or her personal assessment and judgment of the President and CEO's responsibilities in comparison to those of chief executive officers and chief operating officers of the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, based on the information prepared by the Vice President—Human Resources, as discussed above. The President and CEO has a substantial beneficial interest in TDS, as described below under "Security Ownership of Management", and will benefit together with other shareholders based on the performance of TDS. The committee has taken this fact into account in its review and approval of the President and CEO's salary and bonus.

        The President and CEO may also recommend to the long-term compensation committee long-term compensation in the form of additional stock option grants, stock appreciation rights or otherwise for executive officers. The long-term compensation decisions for executive officers are made by the long-term compensation committee in a manner similar to that described for annual base salary and bonus decisions, except that the stock options will generally vest over several years, in order to reflect the goal of relating long-term compensation of executive officers, including the President and CEO, to increases in shareholder value over the same period.

        The performance of TDS is also a factor in determining the number of stock options which will be awarded and become exercisable with respect to the executive officers. As indicated under the table "Individual Option Grants in 2004", certain named executive officers received an award of Performance Options in 2004 based on the achievement of certain levels of corporate and individual performance in 2003.

        Section 162(m) of the Code. Subject to certain exceptions, section 162(m) of the Internal Revenue Code generally provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated officers. TDS does not believe that the $1 million deduction limitation should have a material effect on TDS in the immediate future. If the $1 million deduction limitation is expected to have a material effect on TDS in the future, TDS will consider ways to maximize the deductibility of executive compensation, while retaining the discretion TDS deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

        This Executive Officer Compensation Report is submitted by LeRoy T. Carlson, Jr., sole member of the compensation committee and by the long-term compensation committee: Herbert S. Wander (chairperson), Letitia G. Carlson, M.D. and George W. Off.

Stock Performance Chart

        The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for TDS and includes the following companies: ALLTEL Corp., Centennial Communications Corp. (formerly known as Centennial Cellular Corp.) (Class A), CenturyTel, Inc. (formerly known as Century Telephone Enterprise, Inc.), Citizens Communications Co. (formerly known as Citizen Utilities) (Series B), Rural Cellular Corp. (Class A), Western Wireless Corp. (Class A) and TDS. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
TDS, S&P 500, PEER GROUP
(PERFORMANCE RESULTS THROUGH 12/31/04)

	December 31,
	1999	2000	2001	2002	2003	2004
TDS	$100.00	$71.78	$71.98	$38.09	$51.29	$63.65
S&P 500	$100.00	$90.90	$80.09	$62.39	$80.29	$89.03
Peer Group	$100.00	$73.65	$68.82	$52.63	$57.11	$73.11

        Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TDS Common Shares, S&P 500 and Peer Group.

        * Cumulative total return assumes reinvestment of dividends.

Compensation Committee Interlocks and Insider Participation

        The sole member of the compensation committee is LeRoy T. Carlson, Jr., President and CEO of TDS. The primary function of the compensation committee is to develop and administer the near term compensation policies and programs for TDS officers and key subsidiary executives, other than the President and CEO of TDS, and to administer long-term compensation for non-executive officers of TDS. Mr. Carlson is a member of the board of directors of TDS, U.S. Cellular, and TDS Telecom. He is also the Chairman of U.S. Cellular and TDS Telecom and, as such, approves the executive officer annual compensation decisions for U.S. Cellular and TDS Telecom. Mr. Carlson is compensated by TDS for his services to TDS and all its subsidiaries. However, U.S. Cellular reimburses TDS for a portion of such compensation pursuant to intercompany agreements between TDS and such subsidiaries. The long-term compensation committee of the board of directors of TDS approves all compensation for the President and CEO, considers and approves long-term compensation for TDS executive officers and for the president of TDS Telecom, and reviews and recommends to the board of directors any long-term compensation programs for TDS employees. The members of the TDS long-term compensation committee are Herbert S. Wander (chairperson), Letitia G. Carlson, M.D. and George W. Off. The members of the TDS long-term compensation committee are neither officers nor employees of TDS or any of its subsidiaries nor directors of any of TDS's subsidiaries. Long-term compensation for executive officers who are employees of U.S. Cellular is approved by the stock option compensation committee of U.S. Cellular. The stock option compensation committee of U.S. Cellular is composed of directors of such subsidiary who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS.

        In addition to such compensation committee interlocks and insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

        Other Relationships and Related Transactions.    The following persons are partners of Sidley Austin Brown & Wood LLP, the principal law firm of TDS, U.S. Cellular and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS and U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Mr. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2004 regarding TDS Common Shares that may be issued under equity compensation plans currently maintained by TDS.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,333,000	$70.76	2,143,000
Equity compensation plans not approved by security holders(2)	2,000	$45.01	54,000

Total	2,335,000	$70.74	2,197,000

(1)
This includes the following plans that have been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
2004 Long-Term Incentive Plan	2,270,000	1,568,000
1994 Long-Term Incentive Plan	59,000	358,000

	2,329,000	1,926,000
2003 Employee Stock Purchase Plan	4,000	217,000

Total	2,333,000	2,143,000

        See Note 20—Dividend Reinvestment, Incentive and Compensation Plans, in the notes to the consolidated financial statements included in our 2004 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein.

(2)
This includes the following plans that have not been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
Compensation Plan for Non-Employee Directors	—	42,000
Quest Plan	—	10,000
Chorus Stock Incentive Plan	2,000	2,000

Total	2,000	54,000

        The material terms of the Compensation Plan for Non-Employee Directors are set forth above under "Compensation of Directors" and are incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 28, 2005 TDS had outstanding and entitled to vote 51,077,908 Common Shares, par value $.01 per share (excluding 5,325,120 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of TDS); 6,425,099 Series A Common Shares, par value $.01 per share; and 38,645 Preferred Shares, par value $.01 per share.

        Each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes. Accordingly, the voting power of all outstanding Series A Common Shares was 64,250,990 votes. The total voting power of all outstanding shares of all classes of capital stock was 115,367,543 votes at February 28, 2005 with respect to matters other than the election of directors.

Security Ownership of Management

        The following table sets forth as of February 28, 2005, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of TDS, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Series A Common Shares	6,064,150	94.4%	10.5%	52.6%
LeRoy T. Carlson(4)(10)	Common Shares	260,049	*	*	*
	Series A Common Shares	52,560	*	*	*
LeRoy T. Carlson, Jr.(5)(10)	Common Shares	478,739	*	*	*
	Series A Common Shares	17,741	*	*	*
Walter C.D. Carlson(6)	Common Shares	3,925	*	*	*
	Series A Common Shares	870	*	*	*
Letitia G. Carlson, M.D.(7)	Common Shares	1,493	*	*	*
	Series A Common Shares	940	*	*	*
Sandra L. Helton(10)	Common Shares	186,640	*	*	*
James Barr III(10)	Common Shares	42,681	*	*	*
Donald C. Nebergall(9)	Common Shares	2,607	*	*	*
	Series A Common Shares	1,042	*	*	*
Herbert S. Wander	Common Shares	2,418	*	*	*
George W. Off	Common Shares	3,551	*	*	*
Martin L. Solomon	Common Shares	2,690	*	*	*
Kevin A. Mundt	Common Shares	2,401	*	*	*
Mitchell H. Saranow	Common Shares	1,258	*	*	*
John E. Rooney	Common Shares	1,050	*	*	*
Scott H. Williamson(10)	Common Shares	97,187	*	*	*
All directors, director nominees and executive officers as a group (26 persons)(8)(10)	Common Shares	1,400,915	2.7%	2.4%	1.2%
	Series A Common Shares	6,142,803	95.6%	10.7%	53.2%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Series A Common Shares held in the trust. If the voting trust were terminated, the following individuals, directly or indirectly, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Catherine Mouly (wife of LeRoy T. Carlson, Jr.), Walter C.D. Carlson, Prudence E. Carlson, Richard Beckett (husband of Prudence E. Carlson), and Letitia G. Carlson, M.D.

(4)
Includes 52,560 Series A Common Shares held by Mr. Carlson's wife. Mr. Carlson disclaims beneficial ownership of such shares. Does not include 32,697 Series A Common Shares held for the benefit of LeRoy T. Carlson or 187,202 Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 224,443 shares, or 3.5% of class) in the voting trust described in footnote (3). Beneficial ownership is disclaimed as to Series A Common Shares held for the benefit of his wife.

(5)
Includes 1,145 Common Shares and 5,226 Series A Common Shares held by Mr. Carlson's wife outside the voting trust. Does not include 1,809,490 Series A Common Shares (28.2% of class) held in the voting trust described in footnote (3), of which 174,928 shares are held for the benefit of LeRoy T. Carlson, Jr. and 1,542,592 shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 91,970 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(6)
Does not include 1,884,126 Series A Common Shares (29.3% of class) held in the voting trust described in footnote (3), of which 1,090,442 shares are held for the benefit of Walter C.D. Carlson and 679,899 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 113,786 Series A Common Shares held for the benefit of his wife and children in such voting trust.

(7)
Does not include 1,833,481 Series A Common Shares (28.6% of class) held in the voting trust described in footnote (3), of which 1,056,269 shares are held for the benefit of Letitia G. Carlson, M.D. and 679,899 shares are held by a family partnership, of which Dr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 97,313 Series A Common Shares held for the benefit of her husband and children in such voting trust.

(8)
Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(9)
Does not include 437,272 Series A Common Shares (6.8% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson, or 284 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (3).

(10)
Includes the following number of Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within 60 days: Mr. LeRoy T. Carlson, 228,882 shares; Mr. LeRoy T. Carlson, Jr., 457,838 shares; Ms. Helton, 183,410 shares; Mr. Barr, 37,185 shares; Mr. Williamson, 95,776 shares; all other executive officers, 289,456 shares; and all directors and officers as a group 1,292,547 shares.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 2005 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS's stock records as of such date. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class	Percent of Shares of Common Stock	Percent of Voting Power(1)
Southeastern Asset Management, Inc.(2) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	Common Shares	11,622,457	22.8%	20.2%	10.1%
Capital Research and Management Company(3) 333 South Hope Street Los Angeles, CA 90071	Common Shares	5,841,400	11.4%	10.2%	5.1%
Gabelli Funds, LLC(4) One Corporate Center Rye, New York 10580	Common Shares	4,321,781	8.5%	7.5%	3.7%
Wallace R. Weitz & Company(5) 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124-6008	Common Shares	2,617,900	5.1%	4.6%	2.3%
Bennet Miller Lafayette, Indiana 47905(6)	Preferred Shares	30,000	77.6%	N/A	*

*
Less than 1%

(1)
Represents voting power in matters other than election of directors.

(2)
Based on a Schedule 13D filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 5,941,957 Common Shares and shared power to vote 3,598,500 Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 8,014,957 Common Shares and shared power to dispose or direct the disposition of 3,598,500 Common Shares, and no power of disposition with respect to 9,000 Common Shares.

(3)
Based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2005. In such Schedule 13G, Capital Research and Management Company reports no sole or shared voting power and reports sole power to dispose or to direct the disposition of 5,841,400 Common Shares.

(4)
Based upon a Schedule 13D (Amendment No. 11) filed with the SEC. Includes Common Shares held by the following affiliates: GAMCO Investors, Inc.—2,705,502 Common Shares; Gabelli Funds, LLC—1,608,779 Common Shares; Gabelli Group Capital Partners, Inc.—4,000 Common Shares; Mario J. Gabelli—2,500 Common Shares; and Gabelli Securities, Inc.—1,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 4,321,781 Common Shares and has reported sole voting power with respect to 4,117,781 Common Shares.

(5)
Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 2,602,500 Common Shares and sole or shared power to dispose or to direct the disposition of 2,617,900 Common Shares.

(6)
Represents Series TT Preferred Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require TDS's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

        Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 2004 were complied with on a timely basis, with the exception of the following:

        Due to an administrative error on the part of TDS in communicating the disposition of shares on September 24, 2004, C. Theodore Herbert filed a report on November 1, 2004 that was due to be filed on September 26, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        Proposals of shareholders intended to be included in TDS's proxy statement and form of proxy relating to the 2006 annual meeting of shareholders must be received by TDS at its principal executive offices not later than December 6, 2005.

        Proposals by shareholders intended to be presented at the 2006 annual meeting of shareholders must be received by TDS at its principal executive offices not earlier than December 6, 2005 and not later than January 5, 2006 for consideration at the 2006 annual meeting of shareholders.

        Because December 6, 2005 will be at least 45 days prior to April 5, 2006, the approximate date of the proxy statement for the 2006 annual meeting, the proxy solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, other than with respect to proposals that are included in the proxy statement relating to such meeting.

SOLICITATION OF PROXIES

        Your proxy is being solicited by the board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on its behalf, may also solicit proxies by mail, email, advertisement, telephone, telegraph, in person or other methods. None of such persons will receive additional compensation for such solicitations. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee for an annual meeting is $7,500 plus reimbursement of out-of-pocket expenses. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

FINANCIAL INFORMATION

        We will furnish you without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the schedules thereto, upon the written or oral request of any shareholder as of the record date, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters properly are brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

Kevin C. Gallagher Vice President and Corporate Secretary

        All shareholders are urged to sign, date and mail their proxies promptly or vote on the Internet in accordance with the instructions set forth on the proxy card.

EXHIBIT A

Audit Committee of the Board of Directors of

Telephone and Data Systems, Inc.

CHARTER*

I.      PURPOSE

        The purpose of the Audit Committee shall be to assist the Board of Directors of the Company in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of the Company's financial statements and other matters set forth herein.

II.    COMPOSITION/ELIGIBILITY

        The Audit Committee shall be comprised of directors who shall satisfy the independence and other requirements of the American Stock Exchange (the "AMEX"), as well as other applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the "Act"), or the rules of the Securities and Exchange Commission (the "SEC"). Determination as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board of Directors.

III.   EXTERNAL ADVISORS

        The Audit Committee shall have authority to engage independent counsel and other advisers as it deems necessary to carry out its duties. The Audit Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

IV.    FUNDING

        The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the Company's independent public accountants as well as any other accounting firm engaged to perform audit, review or attest services for the Company, (ii) any independent counsel or other adviser retained by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall promptly report to the Board of Directors its engagement of any advisor, including the scope and terms of such engagement.

V.     FUNCTIONS

        The Audit Committee shall:

  1.
  meet as often as it determines, but not less frequently than quarterly;

  2.
  be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) and the independent public accountants shall report directly to the Audit Committee;

  3.
  ensure receipt of an annual formal written statement from the Company's independent public accountants delineating all relationships between the independent public accountants and the Company and discuss with the independent public accountants any such relationships that may impact the objectivity and independence of the independent public accountants; and take appropriate action to oversee the independence of the independent public accountants;

  4.
  obtain and review annually, prior to the filing of the Company's Annual Report on Form 10-K, a report from the independent public accountants describing (a) all critical accounting policies and practices used or to be used in the annual audit of the Company's year-end financial statements (the "Annual Audit"), (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (c) other material written communications between the independent public accountants and management, such as any management letter or schedule of unadjusted differences, and discuss with the independent public accountants any material issues raised in such report;

  5.
  be responsible for the preapproval of all audit services and permissible non-audit services to be provided to the Company by the independent public accountants, subject to any exceptions provided in the Act and the rules of the SEC promulgated thereunder (it being understood that the Audit Committee may delegate to one or more of its members the authority to grant such preapprovals, provided that any preapproval by such member or members must be presented to the full Audit Committee at its next scheduled meeting);

  6.
  review, in consultation with the independent public accountants, the internal auditing staff of the Company, and such other advisors as the Audit Committee may deem necessary, the scope, purpose and procedures of the overall audit plans of the internal auditing staff and the independent public accountants, review the results thereof and take any necessary actions in connection therewith;

  7.
  review external and internal audit reports of the Company;

  8.
  consult with the independent public accountants, senior management, the internal auditing staff of the Company and such other advisers as the Audit Committee may deem necessary regarding their evaluation of the adequacy of the Company's "internal controls over financial reporting" and "disclosure controls and procedures" (as such terms are defined by the SEC), and make specific recommendations to the Board of Directors in connection therewith;

  9.
  assure the regular rotation of the lead audit partner and the concurring partner every five years (with a five year time-out period after rotation), and the regular rotation of other audit partners engaged in the Annual Audit every seven years (with a two year time-out period after rotation), or as otherwise required by law or the rules of the AMEX;

  10.
  review recommendations made by the independent public accountants and the internal auditing staff of the Company, report to the Board of Directors with respect thereto and with respect to external and internal audit reports of the Company, and take any necessary actions in connection therewith;

  11.
  review legal and regulatory matters that may have a material impact on the financial statements;

  12.
  review periodically the Company's Code of Business Conduct, the Company's Code of Ethics for Board of Directors and the Company's program to monitor compliance with those Codes;

  13.
  meet with the independent public accountants, the internal auditing staff of the Company, management, and the General Counsel of the Company in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee;

  14.
  review and discuss with the independent public accountants and management the Company's annual audited financial statements (including the MD&A) and recommend to the Board of Directors the inclusion of the Company's audited financial statements in its Form 10-K;

  15.
  review and discuss with the independent public accountants and management the Company's quarterly unaudited financial statements prior to the publication of the Company's earnings release and prior to the inclusion of such financial statements (including the MD&A) in the Company's Form 10-Q;

  16.
  prior to the filing of each Form 10-Q and the Form 10-K, be available to discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 and other matters that should be communicated to the Audit Committee under the professional standards of the American Institute of Certified Public Accountants;

  17.
  be responsible for the review and oversight of all related-party transactions, as such term is defined by the rules of the AMEX;

  18.
  establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and review periodically with management these procedures and, if appropriate, any significant complaints received, to the extent required by the Act, the rules of the SEC or the AMEX;

  19.
  prepare a report to shareholders as required by the SEC and the AMEX;

  20.
  review and concur on the appointment or dismissal of the Vice President of Internal Audit who functionally reports to the Audit Committee and administratively to the Company's Chief Financial Officer;

  21.
  review annual reports from Internal Audit on Internal Audit personnel, their professional experience, their working relationship with management and ensure the independence of the Internal Audit function;

  22.
  ensure Internal Audit has sufficient resources available to address risks at the appropriate level, including establishing a budget for Internal Audit and the compensation of the Vice President of Internal Audit;

  23.
  review and concur on the performance of the Vice President of Internal Audit and the Internal Audit department on an annual basis, and oversee the Internal Audit function on an ongoing basis;

  24.
  review and reassess the adequacy of this Charter on an annual basis;

  25.
  review and evaluate at least annually its own performance and effectiveness; and

  26.
  perform such other duties as the Board of Directors shall from time to time assign to it.

VI.   LIMITATIONS

        While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent public accountants are responsible for auditing the Company's financial statements.

        In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board of Directors and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with the Company's Code of Business Conduct or the Board of Directors' compliance with the Company's Code of Ethics for Board of Directors. The primary responsibility for these matters also rests with the Company's management. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

        The Board of Directors and the Audit Committee also recognize that meeting the responsibilities of an Audit Committee requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the Audit Committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time to fulfil its functions.

*****

*
As adopted by the Board of Directors on November 9, 2004.

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☐ Mark this box with an X if you have made changes to your name and address details above.
Annual Meeting Proxy Card - Common

A    Proposal 1

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors
		For	Withhold
	01 - K.A. Mundt	☐	☐
	02 - M.H. Saranow	☐	☐
	03 - M. L. Solomon	☐	☐
	04 - H. S. Wander	☐	☐

B    Proposal 2
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify Accountants for 2005	☐	☐	☐
3.
In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please note that if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant's account for the TDS Tax-Deferred Savings Plan ("401(k) Plan") will be voted as directed by the Investment Management Committee for the TDS 401(k) Plan, which shall act in the best interest of the Plan participants.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐
☐	1UPX HHH PPPP 0053241	+

    00EU9C

Proxy - Telephone and Data Systems, Inc.

Proxy for Common Shares Solicited on Behalf of the Board of Directors for the
Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 5, 2005

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2005 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 5, 2005, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposal 2.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1 and "FOR" Proposal 2. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

Internet Voting Instructions
You can vote by Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
To vote using the Internet
• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Enter the information requested on your computer screen and follow the simple instructions.
C0123456789	12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2005.

THANK YOU FOR VOTING

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MR A SAMPLE	000000000.000 ext.
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ADD 3
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☐ Mark this box with an X if you have made changes to your name and address details above.
Annual Meeting Proxy Card - Series A Common

A    Proposal 1

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors
		For	Withhold		For	Withhold
	01 - J. Barr III	☐	☐	05 - W.C.D. Carlson	☐	☐
	02 - L.T. Carlson	☐	☐	06 - S.L. Helton	☐	☐
	03 - L.T. Carlson, Jr.	☐	☐	07 - D.C. Nebergall	☐	☐
	04 - L.G. Carlson	☐	☐	08 - G.W. Off	☐	☐

B    Proposal 2
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify Accountants for 2005	☐	☐	☐
3.
In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐
☐	1UPX HHH PPPP 0053243	+

    00EUCB

Proxy - Telephone and Data Systems, Inc.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the
Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 5, 2005

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2005 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 5, 2005, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposal 2.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1 and "FOR" Proposal 2. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

Internet Voting Instructions
You can vote by Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
To vote using the Internet
• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Enter the information requested on your computer screen and follow the simple instructions.
C0123456789	12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2005.

THANK YOU FOR VOTING

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☐ Mark this box with an X if you have made changes to your name and address details above.
Annual Meeting Proxy Card - Preferred

A    Proposal 1

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors
		For	Withhold		For	Withhold
	01 - J. Barr III	☐	☐	05 - W.C.D. Carlson	☐	☐
	02 - L.T. Carlson	☐	☐	06 - S.L. Helton	☐	☐
	03 - L.T. Carlson, Jr.	☐	☐	07 - D.C. Nebergall	☐	☐
	04 - L.G. Carlson	☐	☐	08 - G.W. Off	☐	☐

B    Proposal 2
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify Accountants for 2005	☐	☐	☐
3.
In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐
☐	1UPX HHH PPPP 0053244	+

    00EUDB

Proxy - Telephone and Data Systems, Inc.

Proxy for Preferred Shares Solicited on Behalf of the Board of Directors for the
Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC.
To Be Held May 5, 2005

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 2005 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 5, 2005, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1 and "FOR" Proposal 2.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1 and "FOR" Proposal 2. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominees has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

Internet Voting Instructions
You can vote by Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
To vote using the Internet
• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Enter the information requested on your computer screen and follow the simple instructions.
C0123456789	12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2005.

THANK YOU FOR VOTING

QuickLinks

SUMMARY
VOTING INFORMATION
Special Common Share Proposal
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Exercises in 2004 and December 31, 2004 Option Values
COMPARATIVE FIVE-YEAR TOTAL RETURNS* TDS, S&P 500, PEER GROUP (PERFORMANCE RESULTS THROUGH 12/31/04)
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
SOLICITATION OF PROXIES
FINANCIAL INFORMATION
OTHER BUSINESS
  EXHIBIT A
Audit Committee of the Board of Directors of Telephone and Data Systems, Inc. CHARTER